Exhibit 99.1

11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of this 12th day of February, 2016 between ARE-MA REGION NO. 55 EXCHANGE HOLDING LLC, a Massachusetts limited liability company (“Landlord”), and EDITAS MEDICINE, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	11 Hurley Street, Cambridge, MA

Premises:	The approximately 59,783 rentable square foot building (the “Building”) shown on Exhibit A located at 11 Hurley Street, Cambridge, Massachusetts

Project:	The land located at 11 Hurley Street, Cambridge, Massachusetts, with the Building thereon, together with all appurtenances thereto, as described on Exhibit B

Base Rent:	$65.00 per rentable square foot per year

Rentable Area of Premises:	Approximately 59,783 rentable square feet, as confirmed in accordance with the provisions of Section 5 below.

Tenant’s Share of Operating Expenses:	100%

Security Deposit:	5 months of Lease Year 1 Base Rent, subject to reduction as provided in Section 6 below

Target Commencement Date:	September 1, 2016

Rent Commencement Date:	30 days after the Commencement Date

Rent Adjustment Percentage:	2.5%

Base Term:	Beginning on the Commencement Date and ending 84 months from the first day of the first full month following the Rent Commencement Date

Permitted Use:

Technical office use, in accordance with Section 4.34(f) of the Cambridge Zoning Ordinance, including research and development, laboratory, and office uses, consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof

Address for Rent Payment: P.O. Box 975383 Dallas, TX 75397-5383	Landlord’s Notice Address: 385 East Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary Re: 11 Hurley Street, Cambridge, MA

© All rights reserved — Alexandria Real Estate Equities 2001

CONFIDENTIAL — DO NOT COPY OR DISTRIBUTE

Tenant’s Notice Address:	With a copy to:

Prior to the Commencement Date: 300 Third Street Cambridge, MA 02142 Attention: Alexandra Gluckmann, C.O.O.	Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Attn: Robert L. Birnbaum, Esq.

From and after the Commencement Date: The Premises Attention: Alexandra Gluckmann, C.O.O.

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☐ EXHIBIT A — PLAN OF BUILDING	☐ EXHIBIT B — LEGAL DESCRIPTION
☐ EXHIBIT C — WORK LETTER ☐ EXHIBIT D-1 — FORMAT FOR REPORTED PROJECT COSTS	☐ EXHIBIT D - COMMENCEMENT DATE
☐ EXHIBIT E - RULES AND REGULATIONS	☐ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☐ EXHIBIT G — OMITTED	☐ EXHIBIT H — ROOF RIGHTS ☐ EXHIBIT I — MINIMUM JANITORIAL SPECIFICATIONS ☐ EXHIBIT J — LIST OF ENVIRONMENTAL REPORTS

1.             Lease of Premises.  Upon and subject to all of the terms and conditions hereof,  Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.  Notwithstanding any provision hereof to the contrary, so long as 100% of the Building is demised to Tenant hereunder, the entirety of the Project shall be deemed to be the “Premises”, and there shall be no “Common Areas” for all purposes of this Lease.

2.             Delivery; Acceptance of Premises; Commencement Date.  Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work, if any, Substantially Completed (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not Deliver the Premises within 135 days of the Target Commencement Date for any reason other than Force Majeure Delays (but in no event more than 120 days in the aggregate of Force Majeure Delays) and Tenant Delays, this Lease may be terminated by Landlord or Tenant by written notice to the other (except that Landlord shall not have the right to terminate this Lease under this Section 2 other than in the event of Force Majeure or Tenant Delays), and if so terminated by either:  (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and any other sums paid by Tenant to Landlord pursuant to this Lease, shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.  As used herein, the terms “Landlord’s Work,” “Tenants’ Work,” “Force Majeure Delays,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter.  If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 180 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the earliest of:  (i) the date Landlord Delivers the Premises to Tenant; (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; and (iii) the date

Tenant conducts any business in the Premises or any part thereof. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the “Rent Commencement Date” and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Terms which Tenant may elect pursuant to Section 41 hereof.  Notwithstanding that the Commencement Date may occur by reason of clause (ii) above, (a) Tenant shall not be required to perform any obligations under this Lease that cannot be performed without having possession of the Premises; and (b) Landlord shall complete Landlord’s Work in accordance with the Work Letter.

Except as set forth in the Work Letter:  (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.  Any occupancy of the Premises by Tenant before the Commencement Date for the conduct of its business (which shall not include the performance of any Tenant Work) shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent.

Landlord hereby represents to Tenant that the Premises may be used for the Permitted Uses in accordance with the terms of the provisions of the Cambridge Zoning Ordinance. Tenant agrees and acknowledges that, except as expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

(a)           Project Accounting.  Landlord shall provide to Tenant (a) on a quarterly basis within 15 days of the end of each quarter,  an updated report as to certain costs of the Landlord’s Base Building Work and the Tenant Improvements (each as defined in the Work Letter) for the categories of expense identified in the attached Exhibit D-1 (collectively, “Reported Project Costs”), in the format attached hereto as Exhibit D-1,  and (b) after final confirmation of the completion of the Landlord’s Base Building Work and the Tenant Improvements, a final report with respect to the Reported Project Costs in the format attached hereto as Exhibit D-1 (such documents, and any others Landlord may consent to provide including invoices, supporting schedules, and any other document provided or subject to physical inspection, collectively, the “Disclosed Documents”).   Tenant intends to use the Disclosed Documents for the preparation and audit of certain financial statements that may be filed by Tenant with the Securities and Exchange Commission (“SEC”) pursuant to applicable law (the “Special Permitted Use”).  Any Disclosed Documents so provided shall be subject to the following terms and conditions:

a.             Any Disclosed Documents provided to Tenant shall be used by Tenant only for the Special Permitted Use and for no other use.  Specifically, the Disclosed Documents shall be used only to prepare the Tenant financial statements and shall not themselves be disclosed to third parties, unless required solely for the purpose of the preparation or audit of such financial statements (the “Preparing/Auditing Parties”).

b.             Any Disclosed Documents provided to Tenant shall be considered “Confidential Information” and Tenant shall not copy, duplicate, deliver, disclose or transmit the Disclosed Documents or their content to any third party without Landlord’s express prior written approval, except to the Preparing/Auditing Parties solely for the purpose of the preparation or audit of such financial statements, provided, however, that Landlord may require any of the Preparing/Auditing Parties (other than Tenant’s independent registered public accounting firm) and any other third party inspecting or receiving any of the

Disclosed Documents to sign a non-disclosure agreement, in a form reasonably acceptable to Landlord and such other third party, prior to such inspection or receipt.

c.             To the extent that any Disclosed Document is based upon information received from or prepared by a third party, such Disclosed Document may be subject to specific limitations regarding its use by third parties, including Tenant.

d.             Disclosed Documents should be prepared on an accrual basis.

e.             Neither Landlord nor any of its affiliates, employees, agents, successors or assigns (collectively, the “Landlord Preparers”), nor any third party that prepared any Disclosed Document, has made or shall be deemed to have made any representations, statements or warranties of any kind as to (i) the accuracy or validity of the information contained in any Disclosed Document; or (ii) the condition or cost of construction of the Project in any respect as a consequence of providing the Disclosed Documents.

f.             Tenant is responsible for making its own independent assessment and investigation of the condition and cost of construction of the Project in connection with the preparation and audit of Tenant’s financial statements.

g.             To the extent permitted under applicable law, Tenant agrees to indemnify, defend and hold the Landlord Preparers harmless from and against losses, costs, damages, claims or causes of action (including, without limitation, any actions initiated by Tenant shareholders) arising out of any use of the Disclosed Information by Tenant or the Preparing/Auditing Parties, or their respective agents, employees or representatives, including, without limitation, the Special Permitted Use and any use in violation of paragraphs (a) and (b) above.

h.             Within 15 days of the end of each quarter, Landlord shall provide: (a) a complete copy of all approved General Contractor form AIA 702’s for such quarter (to the extent received), (b) updated report in a format consistent with Exhibit D-1, (c) a copy of all invoices received related to architecture and design costs incurred for such quarter (summary pages only), and (d) the dollar value by category type (e.g. insurance, taxes, etc.) of all other non-General Contractor and non-architecture-and-design building costs as reasonably determined by Landlord. To the extent that any non-General Contractor and non-architecture-and-design building cost category represents greater than 2% of the cumulative Reported Project Costs for the most recent quarter end, as reasonably determined by Landlord, Tenant shall have the right to inspect supporting summary invoices for such cost incurred for the most recent quarter related to such cost category, provided however that Landlord may limit access to this information to physical inspection only.  Landlord shall be available to answer reasonable questions necessary for the Tenant to gain comfort over any cost balances through inquiry and analytics.  Tenant may request additional information with respect to Reported Project Costs directed through Landlord’s Chief Financial Officer, provided that the release of any such information shall be in the Landlord’s sole discretion.

i.              Tenant’s employees, affiliates or agents shall be entitled to at least one meeting per quarter, within 15 days after Tenant’s receipt of the Disclosed Documents, with Landlord Preparers to review and discuss the methods and key assumptions used to prepare the reported information in Disclosed Documents.  Such meeting shall be either by telephone or in-person.  Any requested in-person meeting shall be at a location determined by the Landlord Preparers.

j.              Upon 10 days’ advance written notice within 15 days after Tenant’s receipt of the Disclosed Documents during each quarter, Tenant’s employees, affiliates or agents shall be entitled to physically inspect the 11 Hurley Building not more than once per quarter for the purposes of independently corroborating the reported costs on Exhibit D-1. Tenant shall use reasonable efforts to limit each such inspection to no more than one hour.

k.             Tenant’s employees, affiliates or agents may request, and Landlord shall reasonably cooperate to provide, additional information reasonably necessary for Tenant to complete a land appraisal as required for the preparation and audit of certain financial statements that will be filed by Tenant with the SEC, provided, however, that Landlord may limit access to this information to oral discussions or physical inspection only.

l.   Tenant may engage a third party firm to assist with review of Reported Project Costs, provided that such third party inspecting or receiving any of the Disclosed Documents shall sign a non-disclosure agreement, in a form reasonably acceptable to Landlord and such other third party, prior to such inspection or receipt.

Tenant, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges each of the Landlord Preparers from any and all rights, claims and demands at law or in equity, whether direct or indirect, known or unknown, foreseen or unforeseen, at the time of execution of this Lease, which Tenant has or may have in the future, arising out of the financial information provided by Landlord in the Disclosed Documents.  With respect to the waiver and release set forth herein relating to unknown and unsuspected claims, Tenant hereby acknowledges that such waiver and release is being made after obtaining the advice of counsel and with full knowledge and understanding of the consequences and effects of such waiver.  Nothing set forth herein shall in any way waive or limit any right or obligation of Landlord or of Tenant as otherwise set forth in the Lease which either party now has or may have in the future.  Tenant’s agents shall only have access to the Disclosed Documents and other provisions under this Section 2(a) to the extent such agents are real estate consultants, the Tenant’s independent registered public accounting firm, or other agents reasonably related to the Special Permitted Use.  Any Tenant agents for which Tenant desires to share Disclosed Documents or otherwise subject to this Section 2(a) shall be subject to reasonable approval rights by Landlord, except for Tenant’s independent registered public accounting firm and PricewaterhouseCoopers in connection with the matters described herein.  Such approval shall be subject to the required non-disclosure agreement for any Tenant agents as required above in Subsection b of this Section.

3.             Rent.

(a)   Base Rent.  Tenant shall pay to Landlord in advance, without demand, abatement (except as expressly provided in Section 11(c), Section 18, or Section 19 hereof), deduction or set-off, monthly installments of Base Rent on or before the Rent Commencement Date and on or before the first day of each calendar month during the Term thereafter, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent for any fractional calendar month shall be prorated.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b)   Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) from and after the Rent Commencement Date, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.             Base Rent Adjustments.

(a)   Annual Adjustment.  Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such

Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

(b)   Base Rent/Additional Tenant Improvement Allowance.  Tenant shall pay with Base Rent from and after the Rent Commencement Date an amount (“TIA Rent”) equal to $0.186 per annum for each dollar or portion thereof of the Additional Tenant Improvement Allowance elected to be used by Tenant pursuant to Section 5(b)(ii) of the Work Letter. Amounts payable under this Section 4(b) shall not be subject to adjustment pursuant to Section 4(a) above.

5.             Operating Expense Payments.  Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year.  During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate.  Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses incurred or accrued each calendar year by Landlord with respect to the operation, repair, maintenance and management of the  Project (including, without duplication, Taxes (as defined in Section 9), and, to the extent of Eligible Capital Items (as defined below), capital repairs and replacements and improvements amortized the useful life of such capital items using generally accepted accounting principles consistently applied (“GAAP”), and the costs of Landlord’s third party property manager (which management fee shall not exceed management fees customarily paid for comparable buildings in the Cambridge/Boston market), or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent, excluding only:

(a)   the original construction costs of renovation of the Project prior to the date of the Lease and costs of correcting defects in such renovation;

(b)   except for Eligible Capital Items, the cost of any items that, under GAAP, are properly classified as capital expenditures;

(c)   lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure not expressly permitted above if the equipment were purchased;

(d)   reserves for capital expenditures;

(e)   interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(f)    depreciation of the Project (except for capital improvements, the cost of which are  includable in Operating Expenses);

(g)   advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(h)   legal and other expenses incurred in the negotiation or enforcement of leases;

(i)    completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(j)    costs of utilities outside normal business hours sold to tenants of the Project;

(k)   costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(l)    salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(m)  general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(n)   costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(o)   costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(p)   penalties, fines or interest incurred as a result of Landlord’s inability or failure  to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(q)   overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(r)    costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(s)    costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(t)    costs incurred in the sale or refinancing of the Project;

(u)   net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(v)   any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project; and

(w)  costs and expenses of remediating Hazardous Substances on, under or about the Project or in the Premises, and related fines or penalties, in each case imposed by reason of Landlord’s failure to comply with any Environmental Requirement.

“Eligible Capital Items” shall mean: (i)   all capital repairs, replacements and improvements made or installed during the Term for the Project, which are either: (x) for the purpose of reducing the amount of Operating Expenses; or (y) required by applicable Legal Requirements first enacted after the Delivery Date of the Premises, and (ii) all other capital repairs, replacements and improvements for the

Building after the third anniversary of the Delivery Date reasonably required for the proper operation of the Project.   Notwithstanding  the  foregoing,  the  cost  of  any  capital  repair,  replacement  or improvement  of any  Building structure,  exterior walls  or foundation shall not constitute an Eligible Capital Item during the Term.   Eligible Capital Items shall be amortized over the useful life of the particular item in accordance with GAAP, together with interest at the 10-year U.S. Treasury rate plus 5.25%.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”).  If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review.  Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share, and shall be subject to further adjustment for changes in the physical size of the Premises or the Project occurring thereafter.  Landlord shall cause the Design/Builder (as defined in the Work Letter) to perform a remeasurement of the rentable square footage of the Building within 30 days of the Commencement Date, or as soon as reasonably possible thereafter, and the rentable square footage of  the Premises shall be rentable square footage of  the Building as determined by such measurement, for all purposes of this Lease.  Such measurement shall be performed in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996), modified for laboratory premises.  Base Rent, TIA Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.             Security Deposit.  Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”):  (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft (which may be presented by delivery by overnight courier) at the financial institution’s offices in the United States).  If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord within 5 days after demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions.  Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 45 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

If at any time during the Term of this Lease Tenant meets or exceeds the requirements listed below (collectively, the “Reduction Requirements” and each a “Reduction Requirement”), then the Security Deposit shall be reduced to an amount equal to 4 months of the Base Rent effective during Lease Year 1 (the “Reduced Security Deposit”).  The Reduction Requirements are:  (a) the absence of any Event of Default at the time of such reduction; and (b) Tenant shall have a net worth of at least $500,000,000, as determined in accordance with generally accepted accounting principles, and certified by a nationally recognized, independent public accounting firm or as demonstrated in Tenant’s annual audited financial statements.  If Tenant provides Landlord with written evidence reasonably satisfactory to Landlord Tenant has met the Reduction Requirements and provides Landlord with a replacement Letter of Credit in the amount of the Reduction Requirements and otherwise in accordance with the requirements of this Section 6, then Landlord shall return the original Letter of Credit then held by Landlord to Tenant within 30 days of Tenant’s delivery of such replacement Letter of Credit.  If Landlord returns to Tenant any portion of the

Security Deposit in accordance with this Section, then from and after the date such monies are returned to Tenant, the “Security Deposit” shall be deemed to be the Reduced Security Deposit for all purposes of this Lease.

The Reduced Security Deposit shall be increased in accordance with the terms of this Section 6 if (i) Tenant is in Default hereunder, or (ii) Tenant fails at any time after reduction of the Security Deposit to continue to meet the Reduction Requirements.  Landlord shall have the right from time to time to request written evidence from Tenant that Tenant continues to meet the Reduction Requirements.  If Tenant is in Default under the Lease or fails to continue to meet the Reduction Requirements, the Security Deposit shall be increased to its original amount.  A replacement Letter of Credit in the amount of the increased Security Deposit shall be delivered to Landlord within 15 days of Landlord’s written demand, in the case of Tenant’s Default under the Lease, or within 15 days of Landlord’s written demand, in the case of Tenant’s failure to meet the Reduction Requirements.  If Tenant is required to increase the Reduced Security Deposit in accordance with this Section, then from and after the date such monies are deposited with Landlord, the “Security Deposit” shall be deemed to be the amount then held by Landlord hereunder.

7.             Use.  The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement.  Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment exceeding the structural capacity of the floor of the Premises  in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord.  Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, so long as Tenant bears all costs associated with such excess use), use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

As of the Commencement Date, Landlord’s Work shall comply with all Legal Requirements including ADA.  From and after the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expenses (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, including the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, “ADA”).  From and after the Commencement Date, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA.

Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Tenant’s obligations to comply with the Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement, to the extent such failure is Tenant’s responsibility hereunder.

8.             Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) if such hold over continues for more than 30 days, monthly rental shall be equal to 200% of Rent in effect during the last 30 days of the Term and Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.             Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee, charge, tax or assessment on Landlord’s business or occupation of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  If Tenant in good faith believes that the Project is over-assessed, Landlord shall, at Tenant’s expense, file and prosecute an abatement application for such Taxes, or at Landlord’s election permit Tenant to do so on behalf of Landlord,  and any abatement received by Landlord with respect to Taxes paid by Tenant shall be promptly refunded to Tenant (after Landlord deducts its third-party costs and expenses incurred in connection with the same). Taxes shall not include any net income taxes, excess profit taxes, franchise taxes, transfer taxes, capital stock taxes, gift taxes or estate, inheritance or succession taxes imposed on Landlord except to the extent such taxes are in substitution for any Taxes payable hereunder, or interest and penalties assessed by reason of Landlord’s failure to pay such Taxes when due (except to the extent that Landlord’s failure to pay such Taxes is due to the failure of Tenant to pay timely Taxes payable by Tenant hereunder).  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Operating Expenses hereunder shall also include the cost of tax monitoring services provided to Landlord with respect to the Project.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10.          Parking.  Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right to park in all of the areas of the Project designated for parking, subject in each case to Landlord’s rules and regulations.  On the Rent Commencement Date and thereafter on the first day of each month of the Term, Tenant shall pay to Landlord, together with payments of Base Rent hereunder, the market parking rate for the parking spaces (currently $275 per parking space per month), adjusted at the beginning of each Lease Year based upon the rates charged by comparable parking facilities in the vicinity of the Project.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

11.          Utilities and Services; Emergency Generator; Service Interruptions.

(a)           Utilities and Services.  Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, air conditioning, ventilation, light, power, elevator, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection (collectively, “Utilities”).   Landlord shall be responsible, as part of Operating Expenses, for maintenance of the exterior of the Project, including snow plowing and shoveling and maintenance of landscaped areas, which shall be consistent with the comparable first-class buildings used for comparable purposes in Cambridge, Massachusetts.  Tenant shall be responsible, at Tenant’s expense, for all janitorial services for the interior of the Building consistent with the comparable first-class buildings used for comparable purposes in Cambridge, Massachusetts, provided that such services shall conform with the minimum janitorial specifications set forth in Exhibit I.  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider.  Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of Utilities, from any cause whatsoever, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Tenant agrees to limit use of water and sewer with respect to lavatories to normal restroom use.

(b)           Emergency Generator.  Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide  the emergency generator required in accordance with terms of the Work Letter, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines.  Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.  In no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that any emergency generator or back-up power or any replacement thereof fails or does not provide sufficient power.

(c)           Service Interruptions.

(A)          Service Interruptions.  If all or a material portion of the Premises is rendered untenantable such that Tenant cannot occupy such portion of the Premises as a proximate result of Landlord’s negligence or willful misconduct, or as a proximate result of Landlord’s failure to perform any covenant or provision of this Lease on its part to be performed (except to the extent that such failure is caused in whole or in part by the action or inaction of Tenant) or by reason of the performance of any work in or about the Premises by or on behalf of Landlord, such that the foregoing conditions materially and adversely interfere with the conduct of Tenant’s operations in the Premises (“Material Services Failure”), then Tenant shall have the rights hereinafter set forth.  During such period of Material Services Failure, Landlord will, if reasonably practical, cooperate with Tenant to arrange for the provision of any interrupted Utilities on an interim basis via temporary measures until final corrective measures can be accomplished and Tenant shall permit Landlord the necessary access to the Premises to remedy such Material Service Failure.  In the event a Material Services Failure is not remedied by Landlord within 5 consecutive business days after receiving written notice thereof from Tenant (an “MSF Notice”) and provided that Tenant has given Landlord all access to the Premises necessary for the remedy of such Material Service Failure, then Tenant shall have the right to an equitable abatement of Base Rent and Tenant’s Pro Rata Share of Operating Expenses under this Lease in proportion to the extent of interference with Tenant’s operations until the Material Services Failure is remedied

(B)          Exclusive Remedies.  This Section 11(c) sets forth Tenant’s sole and exclusive remedies on account of an interruption of services or Landlord’s default resulting in an interruption of services.  This Section 11(c) shall not apply to casualty or a Taking, which are governed by the terms of Section 18 and Section 19, respectively, nor shall it apply to any failure of a utility or other third party service provider to provide any utility or service (unless caused by Landlord’s negligence or willful misconduct).

(C)          Nonapplicability to Tenant Standby Emergency Generators.  Notwithstanding any provision hereof to the contrary, this Section 11(c) shall be inapplicable to any Tenant standby emergency generators servicing the Premises or the Buildings, which are solely governed by the provisions of Section 11(b) above.

12.          Alterations and Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000.00 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion.  Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Tenant shall not be required to pay to Landlord any cost, charge or fee of Landlord in connection with any proposed Alterations, but Tenant shall pay to Landlord, as Additional Rent, within 20 days after invoice therefor, Landlord’s reasonable out-of-pocket expenses for plan review in connection with any such Alterations.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

If the expected costs of such Alterations exceed $100,000.00, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and in all cases shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease, provided, however, that, subject to the provisions of Section 28 below, Landlord shall not require the removal of customary lab and general office improvements.  If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  Notwithstanding anything herein to the contrary, in no event shall Landlord elect to cause Tenant to remove Landlord’s Work (except for any equipment not permanently attached to Building Systems which Landlord may require Tenant to remove).

13.          Landlord’s Repairs.  Landlord, as an Operating Expense, shall maintain all of the structural, exterior, roof, parking and other Common Areas of the Project, including HVAC, plumbing, electrical, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good operating order and repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded (and otherwise in conformity with the standards that are customary for comparable first-class buildings used for comparable purposes in Cambridge, Massachusetts).  Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.          Tenant’s Repairs.  Subject to Section 13, Section 18, and Section 19 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition (reasonable wear and tear and damage by fire or other casualty excepted, provided that Tenant shall maintain the Premises in conformity with the standards that are customary for comparable first-class buildings used for comparable purposes in Cambridge, Massachusetts) all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.          Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after written notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.          Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further hereby irrevocably waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17.          Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project (including, without limitation, Landlord’s Work (as defined in the Work Letter) and any approved Alterations),  or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost].  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises and pollution legal liability insurance with a minimum limit of not less than $2,000,000 per occurrence.  The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds.  The commercial general liability and pollution legal liability insurance policies shall insure on an occurrence and not a claims-made basis; shall be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).] Copies of such policies (if requested  by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof and any servicer in connection therewith, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18.          Restoration.  If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period.  Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant unless covered by the insurance Landlord maintains as an Operating Expense hereunder, in which case such improvements shall be included, to the extent of such insurance proceeds, in Landlord’s restoration), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, by written notice to Tenant elect not to proceed with such repair and restoration or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Unless this Lease is terminated by Landlord or Tenant pursuant to this Section 18, Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration.  Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other comparable space during the period of repair that is suitable for the temporary conduct of Tenant’s business.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.          Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date.  Likewise, if the whole or any material part of the Premises or the Project is Taken, and the Taking would in Tenant’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Tenant’s access rights or parking right with the Project, then upon written notice by Tenant this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.          Events of Default.  Each of the following events shall be a substantial default (“Default”) by Tenant under this Lease:

(a)   Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)   Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c)   Abandonment.  Tenant shall abandon the Premises.  Tenant shall not be deemed to have abandoned the Premises if (i) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (ii) Tenant continues during the balance of the Term to satisfy all of its obligations under this Lease within applicable notice and cure periods;

(d)   Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)   Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after notice that any such lien is filed against the Premises.

(f)    Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity), except in connection with a merger, consolidation or reorganization or purchaser of Tenant or its assets in connection with a Permitted Assignment.

(g)   Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)   Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 180 days from the date of Landlord’s notice.

21.          Landlord’s Remedies.

(a)   Payment By Landlord; Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 10% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)   Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 4% of the overdue Rent as a late charge.  Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant notice of the delinquency (which may be telephonic) and will waive the charge if Tenant pays such delinquency within two (2) business days thereafter.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)   Remedies.  Upon and during the continuance of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.  No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

(i)            This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided.  If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant.  Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

(ii)           In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises.  Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of;

(A)          all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and

(B)          the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

(C)                               all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

(D)                               the net proceeds of any re-letting actually received by Landlord and (ii) the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

(iii)                               Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

(iv)                              Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

(v)                                 If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise.  The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(vi)                              If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.

(vii)                           If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises, and (b) in any other case if such default continues after any applicable cure period provided in Section 21.  All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

(viii)                           Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d), at Tenant’s expense.

(ix)                              In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 21(c).  Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.  Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

(x)                                 Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing.  No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing.  Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

(xi)                              Landlord shall use reasonable efforts to mitigate its damages in the event of any Default by Tenant hereunder; provided, however, Landlord’s obligation to relet the Premises shall be subject to right of Landlord and its affiliates to lease other available space within the Cambridge area for comparable use prior to reletting the Premises and to lease to high quality tenants in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies.

22.                               Assignment and Subletting.

(a)         General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby more than 50% of the issued and outstanding shares or other ownership interests of such corporation, partnership or limited liability company are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.  Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment.

(b)         Permitted Transfers.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent.

Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice:  (i) grant such consent; (ii) refuse such consent, provided that such consent shall not be unreasonably withheld, delayed or conditioned; or (iii) in the case of a proposed assignment of this Lease or a sublease of 50% or greater of the Premises for the remainder of the Term, terminate this Lease, in the case of Assignment, or, in the case of a proposed sublease, terminate this Lease with respect to the space described in the Assignment Notice, as of the Assignment Date (an “Assignment Termination”).  If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date, in the case of a proposed assignment, or, in the case of a proposed sublease, shall terminate with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.  Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Permitted Assignment”) shall not be required, provided that Landlord shall have the right to reasonably approve the form of any such sublease or assignment.  In addition, Tenant shall have the right to assign this Lease without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a transaction referenced in this sentence and the preceding sentence being hereinafter references as a “Permitted Assignment”).  Tenant shall give Landlord at least 10 business days prior written notice of any Permitted Assignment, unless such prior notice is prohibited by a confidentiality agreement or by regulations of a Governmental Authority in which case Tenant shall give written notice promptly after the Permitted Assignment.

(c)          Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)                                     that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)                                  A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)         No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, which shall be prorated for a sublease of less than all of the Premises (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees and costs or payment of improvement allowances directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)          No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)           Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.                               Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.  Landlord shall, within 10 business days of written notice from Tenant, execute, acknowledge and deliver a comparable statement to Tenant or a designee of Tenant.

24.                               Quiet Enjoyment.  So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.                               Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.                               Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.                               Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed, and Tenant’s other rights hereunder shall not be impaired, by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof and recognizing Tenant’s rights under this Lease.  Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such instrument to be recorded.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments, ground leases or other superior leases and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.  This Lease is also subordinate to a Ground Lease between 84 Second Street, LLC, a Massachusetts limited liability company, as Ground Landlord, and Landlord hereunder, as Ground Tenant, dated September 15, 2015, a Notice of Lease as to which is recorded with the Middlesex South Registry of Deeds in Book 66077, Page 464.  Landlord agrees to use reasonable efforts to obtain a non-disturbance agreement from the foregoing Ground Landlord within 60 days of the execution of this Lease.

28.                               Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (except as expressly set forth in Section 30 below as to a Pre-existing Condition (as defined in Section 30 below) (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.  At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”).  Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000.  Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.                               Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.                               Environmental Requirements.

(a)         Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated  in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.  Notwithstanding any provision in this Lease to the contrary, Tenant shall not be responsible for, and the indemnification and hold harmless obligations set forth in this Lease shall not include matters arising from: (A) known conditions existing in, on, under or about the Premises, the Project, or the adjacent property, as set forth the documentation referenced in Exhibit J (collectively, the “Existing Reports”); (B) other conditions, to the extent that such conditions existed on the Premises, the Project, or the adjacent property prior to the Commencement Date (each, a “Pre-existing Condition”); and (C) any Environmental Claim resulting from the presence of any contamination located on a property other than the Premises (a “Migrating Condition”), to the extent, in either case, that such Environmental Claim does not arise or result, in whole or in part, from any exacerbation of, or contribution to, a Pre-existing Condition or a Migrating Condition, as the case may be, by (i) the actions of Tenant or any Tenant Party, or (ii) any contamination (other than Pre-existing Conditions or Migrating Conditions) emanating from, in, on or under the Premises during the Term. Further, notwithstanding any provision hereof to the contrary, Landlord shall be responsible, at Landlord’s expense, for any Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Premises during the Term by Landlord or any Landlord Party.  Subject to Section 36, Landlord hereby indemnifies and shall defend and hold Tenant, its officers, directors, employees, agents and contractors (each, a “Tenant  Party” and collectively, “Tenant Parties”)  harmless from any Environmental Claims resulting from any of: (i) the matters disclosed in the Existing Reports (except to the extent the same have been exacerbated by the actions of Tenant or a Tenant Party, as to which Tenant shall be responsible as aforesaid); and (ii) any other Hazardous Materials at the Project on the Commencement Date.  Landlord hereby represents and warrants to Tenant that, as of the date of this Lease: (i) the Existing Reports are all of the reports prepared for Landlord or in Landlord’s possession with respect to Hazardous Materials located at, on or under the Project and Landlord has delivered to Tenant true and correct copies of all such reports;

and (ii) to Landlord’s knowledge, there are no Hazardous Materials or related conditions located at, on or under the Project, other than those  identified in the Existing Reports.

(b)         Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)          Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)         Testing.  Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  Tenant shall be required to pay the cost of such annual test of the Premises if there is a reasonable objective basis to believe that Tenant has breached its obligation under this  Section 30, or if it is later determined that Tenant was in such breach; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant.  In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)          Underground Tanks.  If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)           Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible under this Lease  (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g)          Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.                               Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 3 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 5 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.                               Inspection and Access.  Subject to the next sentence, Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time, provided that Landlord give notice to Tenant of such entry as promptly as reasonably practical following such emergency entry) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33.                               Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.                               Force Majeure.  Neither party hereunder shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of such party (which shall not, however, include the unavailability of funds (except, as to Landlord, due to default by Tenant in the payment of Rent hereunder) or other financial difficulties) (“Force Majeure”).

35.                               Brokers, Entire Agreement, Amendment.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker) in connection with this transaction and that no Broker brought about this transaction, other than Transwestern/RBJ whose commission shall be paid by Landlord pursuant to a separate written agreement.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease constitutes the entire agreement between Landlord and Tenant pertaining to the lease of the Premises and supersedes all other agreements, whether oral or written, pertaining to the lease of the Premises, and no other agreements with respect thereto shall be effective.  Any amendments or modifications of this Lease shall be in writing and signed by both Landlord and Tenant, and any other attempted amendment or modification of this Lease shall be void.

36.                               Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD (EXCEPT RECOURSE LIMITED TO LANDLORD’S INTEREST IN THE PROJECT AND CERTAIN PROCEEDS THEREOF AS HEREINAFTER PROVIDED.)  FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.  IN ADDITION, AND EXCEPT FOR DAMAGES PURSUANT TO SECTIONS 8 AND 30, NEITHER TENANT NOR ANY TENANT PARTY SHALL BE LIABLE TO LANDLORD OR ANY LANDLORD PARTY FOR CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES.

37.                               Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.                               Signs; Exterior Appearance.  Except as expressly provided in this Section, Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The directory tablet shall be provided exclusively for the display of the name and location of tenants.  Notwithstanding the foregoing, Tenant, at its sole cost, shall have the right to install and maintain prominent, exclusive exterior signage in 2 locations on the Building’s façade, subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, and subject to Tenant’s obtaining of all governmental permits and approvals required therefor.  Landlord confirms that Tenant may use the registered corporate logo, graphics and colors of Editas Medicine, Inc. on all signage.  Landlord shall cooperate with Tenant in Tenant’s pursuit of such governmental permits and approvals.

39.                               Right to Extend Term.  Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)         Extension Right.  Tenant shall have 1 right (“Extension Right”) to extend the term of this Lease for a period of 5 years (“Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior, and no earlier than 15 months prior, to the expiration of the Base Term of the Lease.

Upon the commencement of any Extension Term, Base Rent shall be payable at the greater of (a) 95% of the Market Rate (as defined below); or (b) 95% of the Base Rent (exclusive of the TIA Rent) during the last year of the initial Term, as adjusted by the Rent Adjustment Percentage.  Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the Rent Adjustment Percentage.  As used herein, “Market Rate” shall mean the then market rental rate for laboratory/office space in the East Cambridge submarket of comparable age, quality, level of finish, and proximity to amenities and public transit and taking into consideration all other relevant market factors, as determined by Landlord and agreed to by Tenant.

Landlord shall, within 30 days after Landlord’s receipt of Tenant’s Exercise Notice, deliver to Tenant a notice setting forth Landlord’s determination of the Market Rent for the Extension Term.  If, on or before the date which is 30 days after delivery of Landlord’s notice of its determination of Market Rent during the Extension Term, Tenant has not agreed with Landlord’s determination after negotiating in good faith, Tenant may by written notice to Landlord not later than the expiration of such 30 day period, elect arbitration as described in Section  39(b) below.  If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend the Term of the Lease and the Extension Right shall thereupon terminate.

(b)         Arbitration.

(i)                                     Within 10 days of Tenant’s notice to Landlord of its election to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  If both parties submit Extension

Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)                                  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shall be final and binding upon the parties.  The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.  If the Market Rate is not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the Extension Term.

(iii)                               An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in Cambridge, Massachusetts, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in Cambridge, Massachusetts, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)          Rights Personal.  Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d)         Exceptions.  Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i)                                     during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)                                  if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(iii)                               if Tenant is not in occupancy of at least 75% of the Premises demised hereunder both at the time of the exercise of any such Extension Right and at the time of the commencement date of any such Extension Term.

(e)          No Extensions.  The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f)           Termination.  The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40.                               Miscellaneous.

(a)         Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)         Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)          Financial Information.  Tenant shall furnish Landlord  with true and complete copies of (i) Tenant’s most recent audited annual financial statements (or if Tenant does not generate audited financial statements, reviewed financial statements certified by Tenant’s Treasurer or Chief Financial Officer)within 120 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time but no more than once per Lease Year, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.  In the event that Tenant becomes a publically traded company, Tenant’s filings with the Securities and Exchange Commission shall satisfy the requirements of this Section 40(c).  Landlord agrees to hold the financial statements and other financial information provided under this paragraph in confidence using at least the same degree of care that Landlord uses to protect its own confidential information of a similar nature; provided, however, that Landlord may disclose such information to Landlord’s auditors, attorneys, consultants, lenders, affiliates, prospective purchasers and investors and other third parties as reasonably required in the ordinary course of Landlord’s operations, provided that Landlord shall instruct such parties to treat the information as confidential.

(d)         Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease. Tenant may prepare and file, and upon request by Tenant Landlord will execute, a memorandum of lease.

(e)          Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)           Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)          Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)         Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)             Time.  Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j)            OFAC.  Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with, and shall at all times during the Term of this Lease remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k)         Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l)             No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(m)     Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, exclude such services from Operating Expenses.

41.                               Roof Rights.  Tenant shall have the right to use the roof of the Building on the terms set forth in Exhibit H.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

EDITAS MEDICINE, INC.
a Delaware corporation

By:	/s/ Alexandra Glucksmann
Alexandra Glucksmann, Chief
Operating Officer

LANDLORD:

ARE-MA REGION NO. 55 EXCHANGE HOLDING LLC,
a Delaware limited liability company

By:	/s/ Mark A. Bullock
Mark A. Bullock, Manager

Plan of Building	11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT A TO LEASE

PLAN OF PREMISES

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CONFIDENTIAL — DO NOT COPY OR DISTRIBUTE

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Legal Description	11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT B TO LEASE

LEGAL DESCRIPTION

A leasehold interest in the land located at 11 Hurley Street, Cambridge, Massachusetts, pursuant to a Ground Lease dated September 15, 2015, a Notice of Ground Lease of which is recorded with the Middlesex South Registry of Deeds in Book 66077, Page 464, and the fee interest in the improvements on said land, as more particularly shown on a plan entitled “Lot Consolidation Plan 16-18, 20-22, & 26 Spring Street, 11, 33-35, 37 & 39 Hurley Street & 84 Second Street, Cambridge, Mass.” dated September 9, 2015, prepared by Feldman Land Surveyors, recorded with Middlesex South Registry of Deeds in Plan Book 2015, Page 735. For reference to title to the improvements see deed recorded with said Deeds in Book 66077, Page 444, and deed recorded with said Deeds in Book 66077, Page 448.

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CONFIDENTIAL — DO NOT COPY OR DISTRIBUTE

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11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT C TO LEASE
 [Landlord Build]

WORK LETTER

THIS WORK LETTER dated February    , 2016 (this “Work Letter”) is made and entered into by and between ARE-MA REGION NO. 55 EXCHANGE HOLDING LLC, a Delaware limited liability company  (“Landlord”), and EDITAS MEDICINE, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease of even date herewith (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.                                      General Requirements.

(a)         Tenant’s Authorized Representative.  Tenant designates Sandra Glucksmann (“Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.  Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b)         Landlord’s Authorized Representative. Landlord designates William DePippo and Joseph Maguire (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c)          Design/Builder.  Landlord and Tenant hereby acknowledge and agree that The Richmond Group shall be the Design/Builder (with Perkins + Will as design subcontractor to The Richmond Group) for the design and construction of Landlord’s Work and the Tenant Improvements under a single contract with Landlord.  The terms of the contract with Design/Builder shall be shared by Landlord with Tenant on an open book basis.

2.                                      Tenant Improvements.

(a)         Tenant Improvements Defined.  As used herein, “Tenant Improvements” shall mean all tenant improvements to the Project: (i) shown on the Basis of Design attached to and made a part of this Work Letter as Exhibit C-1 (“BOD”); and (ii) as outlined in the schematic plan attached to and made a part of this Work Letter as Exhibit C-2 (collectively, the “TI Basic Documents”).

(b)         TI Schematic Drawings.  Not later than the date therefor set forth in the Project Schedule (“Project Schedule”) attached hereto as Exhibit C-3, Landlord shall cause the Design/Builder to prepare and deliver to Tenant for review and comment schematic level plans, specifications and drawings for the Tenant Improvements (collectively, the “TI Schematic Drawings”), which TI Schematic Drawings shall be prepared consistent with and substantially in accordance with the TI Basic Documents.  Tenant shall be solely responsible for ensuring that the TI Schematic Drawings reflect Tenant’s requirements for the Tenant Improvements.  Tenant shall deliver its written comments on the TI Schematic Drawings to Landlord not later than 10 business days after delivery of the TI Schematic Drawings to Tenant; provided, however, that Tenant may not disapprove any matter that is consistent with and substantially in accordance with the TI Basic Documents without submitting a Change Request.  Landlord and the Design/Builder shall consider all such comments in good faith

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CONFIDENTIAL — DO NOT COPY OR DISTRIBUTE

and shall, within 10 business days after delivery of Tenant’s comments, respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof.  Provided that the design reflected in the TI Schematic Drawings is consistent with and substantially in accordance with the TI Basic Documents, Tenant shall approve the TI Schematic Drawings submitted by Landlord, unless Tenant submits a Change Request.

(c)          TI Design Development Drawings.  Following the approval of the TI Schematic Drawings by Tenant, Landlord shall cause the Design/Builder to prepare and deliver to Tenant for review and comment design development plans, specifications and drawings for the Tenant Improvements (collectively, the “TI DD Drawings”), which TI DD Drawings shall be prepared consistent with and substantially in accordance with the TI Schematic Drawings.  Tenant shall be solely responsible for ensuring that the TI DD Drawings reflect Tenant’s requirements for the Tenant Improvements.  Tenant shall deliver its written comments on the TI DD Drawings to Landlord not later than 10 business days after delivery of the TI DD  Drawings to Tenant; provided, however, that Tenant may not disapprove any matter that is consistent with and substantially in accordance with the TI Schematic Drawings without submitting a Change Request.  Landlord and the Design/Builder shall consider all such comments in good faith and shall, within 10 business days after delivery of Tenant’s comments, respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof.  Provided that the design reflected in the TI DD Drawings is consistent with and substantially in accordance with the TI Schematic Drawings, Tenant shall approve the TI DD Drawings submitted by Landlord, unless Tenant submits a Change Request.

(d)         TI Construction Drawings.  Following the approval of the TI DD Drawings by Tenant, Landlord shall cause the Design/Builder to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (collectively, the “TI Construction Drawings”), which TI Construction Drawings shall be prepared consistent with and substantially in accordance with the TI DD Drawings.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after delivery of the TI Construction Drawings to Tenant; provided, however, that Tenant may not disapprove any matter that is consistent with and substantially in accordance with the TI DD Drawings without submitting a Change Request.  Landlord and the Design/Builder shall consider all such comments in good faith and shall, within 10 business days after delivery of Tenant’s comments, respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof.  Provided that the design reflected in the TI Construction Drawings is consistent with and substantially in accordance with the TI DD Drawings, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request.

(e)          Approval and Completion.  It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than the date therefor set forth in the Project Schedule, in order for the Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease).  Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building Systems.  Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

(f)           Test Fit Allowance.  In addition to the TI Allowance, Landlord shall reimburse Tenant within 30 days of invoice therefor for up to $6,000.00 for the cost of preparation of a test fit by Design/Builder.

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3.                                      Performance of Landlord’s Work.

(a)         Definition of Landlord’s Work.  As used herein, “Landlord’s Work” shall mean the work of constructing: (i) the Tenant Improvements; and (ii) “Landlord’s Base Building Work”, as described in the BOD.

(b)         Commencement and Permitting.  Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant.  The cost of obtaining the TI Permit shall be payable from the TI Fund.  Tenant shall assist Landlord in obtaining the TI Permit.  Landlord shall commence construction of Landlord’s Base Building Work upon obtaining a building permit therefor, the cost of which shall be paid for by Landlord.  If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that:  (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.  The anticipated schedule for Landlord’s Work is set forth in the Project Schedule.  Throughout the construction period, Landlord and its general contractor shall periodically (but not less than bi-weekly) update Tenant regarding the progress of Landlord’s Work, including any deviations from the Project Schedule and possible delays in the completion of Landlord’s Work.

(c)          Tenant-Requested Changes to Landlord’s Work.

(i)                                     Except as provided below in this Section 3(c), Tenant shall have no right to make or request, and Landlord shall, in its sole discretion, have no obligation to approve and may disapprove, any changes to Landlord’s Work desired by Tenant.  Notwithstanding the foregoing, Tenant may request from time to time that Landlord make reasonable changes to Landlord’s Work pertaining to the functional operation and use of the Premises (such requested modifications shall be referred to collectively herein, as the “Tenant-Requested Modifications”).  Landlord agrees to incorporate any such permitted Tenant-Requested Modifications into Landlord’s Work, so long as the same: (A) do not affect the exterior appearance of the Building or the exterior of the site; (B) would not result in a materially adverse effect on the major Building systems or the operation and maintenance thereof; (C) comply with Legal Requirements; (D) in Landlord’s reasonable opinion do not materially adversely affect the future re-tenanting of the Building as either a single-tenant or multi-tenant building (“Future Tenanting Impact”) unless Tenant agrees to remove prior to or at the expiration or earlier termination of Lease term, at Tenant’s sole cost and expense, such Tenant-Requested Modification pursuant to Landlord’s requirements for elimination of such Future Tenanting Impact as the same are specified by Landlord at the time such Tenant-Requested Modification is requested by Tenant under this Section 3(c), provided further, that no deduction from the rentable square footage of the Premises for purposes of determination of Base Rent payable under the Lease, which would otherwise apply under the Lease, shall be made as a result of any vertical penetrations required by or as a part of such Tenant-Requested Modification; and (E) will not delay the Delivery Date from the date set forth in the Lease, unless, as part of Landlord’s approval of any such Tenant Requested Modifications, Tenant agrees in writing that a delay in the Delivery Date Premises due to the Tenant Requested Modifications (as reasonably determined by Design/Builder at the time of approval of the Tenant-Requested Modification) will constitute a Tenant Delay.

(ii)                                  If Landlord disapproves Tenant’s request to incorporate any Tenant-Requested Modifications due to the failure of any of the applicable conditions set forth in Section 3(c)(i) above, Landlord shall notify Tenant of such disapproval within 10 business days after Landlord’s receipt of Tenant’s notice requesting that Landlord implement such items, which notice shall specify in reasonable detail the reasons for such disapproval.

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Landlord’s failure to notify Tenant of its approval or disapproval within such 10 business day period shall be deemed Landlord’s disapproval of such proposed Tenant-Requested Modifications.  If Landlord approves such proposed Tenant-Requested Modifications and if Landlord reasonably believes that the Tenant-Requested Modification will increase construction costs or result in a delay in design or construction of Landlord’s Work, Landlord shall, within a reasonable time after receipt of Tenant’s request for a Tenant-Requested Modification in light of the scope of the request, provide to Tenant an estimate of costs for the design, permitting and construction of such Tenant-Requested Modification.  After delivery of the estimate, Tenant shall confirm its request for the Tenant-Requested Modification within 3 business days after delivery of such estimate.  If Tenant fails to notify Landlord of Tenant’s confirmation of its request for the Tenant-Requested Modification during such 3 business-day period, Tenant’s request for the Tenant-Requested Modification shall be deemed revoked.

(iii)                               Any Tenant-Requested Modification which Landlord is required to incorporate into Landlord’s Work shall be referred to herein as an “Approved Tenant Modification”.  Landlord shall cause the design and construction of the Approved Tenant Modification to be performed at Tenant’s sole cost and expense (to the extent such Approved Tenant Modification results in increased costs of construction in excess of the TI Allowance), which costs shall include, without limitation: (A) all design, permitting and construction costs; and (B) all costs incurred by Landlord with respect to any delays in the design and construction of Landlord’s Work to the extent caused by, relating to and/or arising out of such Approved Tenant Modifications.  Such costs shall constitute a “TI Cost” for the purpose of Section 5 below.

(d)         Completion of Landlord’s Work.  On or before the Target Commencement Date (subject to Tenant Delays and Force Majeure Delays), Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit and the building permit for Landlord’s Work, subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”).   Issuance of a temporary or permanent Certificate of Occupancy for the Premises by the City of Cambridge shall be a condition precedent to Substantial Completion.  Upon Substantial Completion of Landlord’s Work, Landlord shall require the Design/Builder to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to the Tenant Improvements; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.  In no event shall a modification be deemed a “Minor Variation” if is materially adversely affects the functionality of such Tenant Improvement.  Landlord will consult with Tenant before implementing Minor Variations.

(e)          Selection of Materials.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion.  As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion, unless a specific manufacturer is identified in the TI Construction Drawings, which case the specified manufacturer shall be used (unless the manufacturer is unavailable or unreasonably costly or unless Tenant agrees otherwise).

(f)           Delivery of the Premises.  When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises.  Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of:  (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of

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equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”).  Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter.  Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall continue to use reasonable efforts to cause such contractor to remedy, or shall make other arrangements for the correction of, such Construction Defect.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund.  Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(g)          Commencement Date Delay.  Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i)                                     Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

(ii)                                  Tenant’s request for changes under the provisions of Section 3(c) above or Section 4(a) below, whether or not any such Change Requests are actually performed;

(iii)                               Construction of any Change Requests;

(iv)                              Tenant’s request for materials, finishes or installations requiring unusually long lead times, provided that Landlord has notified Tenant of such long lead times and, to the extent the same are reasonably available, has provided Tenant with options for readily-available substitutions but Tenant has failed to approve such substitutions;

(v)                                 Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi)                              Tenant’s delay in providing information critical to the normal progression of the Project.  Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii)                           Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or

(viii)                        Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the Design/Builder to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the date of Delivery.  Tenant shall be responsible to pay Rent for each day that Delivery is delayed because of such Tenant Delay. Landlord shall use commercially

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reasonable efforts to mitigate the effects of any claimed Tenant Delay, and shall provide reasonable information and alternatives to Tenant to assist in such mitigation efforts; provided, however, Landlord shall not be required to incur any material cost or incur any material liability in seeking to mitigate any Tenant Delay.

4.                                      Changes.  Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the Design/Builder, such approval not to be unreasonably withheld, conditioned or delayed.

(a)         Tenant’s Request For Changes.  If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of:  (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented).  Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete.  Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b)         Implementation of Changes.  If Tenant:  (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted.  Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the Design/Builder’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5.                                      Costs.

(a)         Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Landlord shall obtain a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”).  Except for approved Changes and for costs due to Tenant Delays and/or by a default by Tenant under this Lease, Tenant shall not be responsible for any change in the Budget which has not been approved by Tenant.  The Budget shall be based upon the TI Construction Drawings approved by Tenant.  If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements or Changes, for disbursement by Landlord as described in Section 5(d).  Landlord shall not charge any project management or oversight fees in connection with the Tenant Improvements.

(b)         TI Allowance.  Landlord shall provide to Tenant a tenant improvement allowance [(collectively, the “TI Allowance”) as follows:

(i)                                     a “Tenant Improvement Allowance”] in the maximum amount of $180.00 per rentable square foot in the Premises, or $10,760,940.00 in the aggregate, which is included in the Base Rent set forth in the Lease; and

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(ii)                                  an “Additional Tenant Improvement Allowance” in the maximum amount of $15.00 per rentable square foot in the Premises, or $896,745.00 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease.

Before commencing Tenant’s Work (as defined in Section 6 below), Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord.  Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion.  The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.

(c)          Costs Includable in TI Fund.  The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the plans for the Tenant Improvements in accordance with Section 2 above, all costs set forth in the Budget, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”).  Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d)         Excess TI Costs.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance.  If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”).  If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge).  For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.  The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.”  Funds deposited by Tenant shall be the first disbursed to pay TI Costs.  Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.  If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

6.                                      Tenant Access.

(a)         Tenant’s Access Rights.  Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) 30 days prior to the Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work (including installation and setup of its furniture, fixtures, equipment and cabling), provided that such Tenant’s Work is coordinated with the Design/Builder, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord.  Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord

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in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect.  Any entry by Tenant shall comply with all established safety practices of Design/Builder and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b)         No Interference.  Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

(c)          No Acceptance of Premises.  The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7.                                      Miscellaneous.

(a)         Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b)         Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c)          Default.  Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in Default under the Lease.

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EXHIBIT C-1
BASIS OF DESIGN

See attached

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EXHIBIT C-2
SCHEMATIC PLAN

See attached

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EXHIBIT C-3
PROJECT SCHEDULE

See attached

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Acknowledgment of Commencement Date	11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this           day of                   ,             between ARE-MA REGION NO. 55 EXCHANGE HOLDING LLC, a Delaware limited liability company (“Landlord”), and EDITAS MEDICINE INC.,  a Delaware corporation  (“Tenant”), and is attached to and made a part of the Lease dated February    , 2016 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is              , 2016, the Rent Commencement Date is                   , 2016 and the termination date of the Base Term of the Lease shall be midnight on               ,           .  In case of a conflict between this Acknowledgment of Commencement Date and the Lease, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

EDITAS MEDICINE, INC.,
a Delaware corporation

By:
Its:

LANDLORD:

ARE-MA REGION NO. 55 EXCHANGE HOLDING LLC,
a Delaware limited liability company

By:

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Format for Reported Project Costs	11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT D-1 TO LEASE

FORMAT FOR REPORTED PROJECT COSTS

Landlord:             ARE-MA Region No. 55 Exchange Holdings, LLC

Tenant:                 Editas Medicine, Inc.

Date:                      March 31, 2016

(Amounts in tables are in thousands)

Certain costs of development of 11 Hurley Street, Cambridge

The following table excludes, among others, the following:

•                  Cost of land.

•                  Capitalized interest.

Costs Incurred
Cost Type	Cumulative as of March 31, 2016
Acquisition cost of Building General Contractor - Site, Core & Shell Architecture and design Other costs
Tenant Improvement Allowances
Construction Accrual
Total	$—

Neither Landlord nor any of its affiliates has made any representations, statements or warranties of any kind as to the accuracy or validity of the information contained in this schedule.  Without limitation of the foregoing, this report and any updates of this report are expressly subject to the terms of Section 2(a) of the Lease.

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Rules and Regulations	11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT E TO LEASE

RULES AND REGULATIONS

1.                                      The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.                                      Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.                                      Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.                                      Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.                                      If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.                                      Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.                                      Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.                                      Tenant shall maintain the Premises free from rodents, insects and other pests.

9.                                      Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.                               Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.                               Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.                               Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.                               All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

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14.                               No auction, public or private, will be permitted on the Premises or the Project.

15.                               No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.                               The Premises shall not be used for lodging, sleeping or cooking (except that Tenant may use microwave ovens, toasters and coffee makers in the Premises for the benefit of Tenant’s employees and contractors in an area designated for such items, but only if the use thereof is at all times supervised by the individual using the same), or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.                               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.                               Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.                               Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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Tenant’s Personal Property	11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

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11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT G TO LEASE

OMITTED

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11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT H

ROOF RIGHTS

As long as Tenant is not in Default under this Lease, Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the Building (based on Tenant’s Share of the space available on the roof), in a location designated by Landlord, HVAC equipment, antennas, and 1 or more satellite dishes having a diameter and height acceptable to Landlord for the transmission or reception of communication of signals as Tenant may from time to time desire (collectively, “Rooftop Equipment”) on the following terms and conditions:

(a)                                 Requirements.  Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Rooftop Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Rooftop Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Rooftop Equipment.  Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Rooftop Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Rooftop Equipment: (A) may damage the structural integrity of the Building; (B) may void, terminate, or invalidate any applicable roof warranty; (C) may interfere with any service provided by Landlord or any tenant of the Building; (D) may reduce the leasable space in the Building; or (E) is not properly screened from the viewing public.

(b)                                 No Damage to Roof.  If installation of the Rooftop Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the Building located directly above the Premises and only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work), and the roof maintenance around the Rooftop Equipment, shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord.  If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Rooftop Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage.  Landlord shall not charge Tenant Additional Rent for the installation and use of the Rooftop Equipment.  If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Rooftop Equipment, Tenant shall pay such increase as Additional Rent within ten (10) days after receipt of a reasonably detailed invoice from Landlord.  Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Rooftop Equipment.  In no event whatsoever shall the installation, operation, maintenance, or removal of the Rooftop Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

(c)                                  Protection.  The installation, operation, and removal of the Rooftop Equipment shall be at Tenant’s sole risk.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Rooftop Equipment.

(d)                                 Removal.  At the expiration or earlier termination of this Lease or the discontinuance of the use of the Rooftop Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Rooftop Equipment from the Building.  Tenant shall leave the portion of the roof where the Rooftop Equipment was located in good order and repair, reasonable wear and tear excepted.  If Tenant does not so remove the Rooftop Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Rooftop Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal.  Tenant agrees that Landlord shall not be liable for any Rooftop Equipment or related property disposed of or removed by Landlord.

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(e)                                  No Interference.  The Rooftop Equipment shall not interfere with the proper functioning of any telecommunications equipment or devices that have been installed by Landlord.

(f)                                   Relocation.  Landlord shall have the right, at its expense and after 10 business days prior notice to Tenant, to relocate the Rooftop Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Rooftop Equipment.

(g)                                  Access.  Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Rooftop Equipment.  Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant.  Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.

(h)                                 Appearance.  If permissible by Legal Requirements, the Rooftop Equipment shall be painted the same color as the Building so as to render the Rooftop Equipment virtually invisible from ground level.

(i)                                     No Assignment.  The right of Tenant to use and operate the Rooftop Equipment shall be personal solely to Tenant, and, except in the case of a Permitted Assignment hereunder, (i) no other person or entity shall have any right to use or operate the Rooftop Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Rooftop Equipment or the use and operation thereof.

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11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT I

MINIMUM JANITORIAL SPECIFICATIONS

DAILY	COMMON AREAS, PRIVATE OFFICES, CONFERENCE ROOMS, LOBBY, FITNESS AREA

1.	Empty wastebaskets, recycle bins and other refuse such as cardboard boxes, which cleaners will flatten and transport to designated areas and provide replacement.
2.	Clean and sanitize drinking fountains.
3.	Spot clean desktops.
4.	Clean counter tops.
5.	Spot clean tenant’s interior glass partitions and doors.
6.	Sweep/vacuum and dust stairways.
7.	Remove fingerprints from doors, frames, light switches, kick and push plates, handles.
8.	All building lobby glass doors cleaned nightly and building side lights spot cleaned.
9.	Sweep parking garage entry — platform and sidewalk along curb and empty exterior trash barrels (Oak Park area).
10.	Clean all baseboard ledges, moldings, directory, depositories and window frames.
11.	Clean lobby directory.
12.	Clean and polish anodized metal finishes.
13.	Clean all entry thresholds.
14.	Dust all mullions and sills and other surfaces up to 70” high.
15.	Vacuum all carpeted areas.
16.	Wet mop all stairwells, landings and handrails.
17.	Clean white boards in common area conference rooms.
18.	Clean and sanitize gym equipment.

DAILY	EATING AREAS

1.	Empty all containers and disposal. Sanitize interior and provide liners.
2.	Wash and sanitize exterior of all containers.
3.	Clean and sanitize drinking fountains.
4.	Spot Clean interior glass in partitions and doors.
5.	Remove all fingerprints from doors, frames, light switches, kick and push plates, handles.
6.	Nightly cleaning of kitchen areas additionally includes: Tables, Chairs, Counters, Sinks, Spot Clean Walls.
7.	Clean interior and exterior of microwave ovens in common kitchen areas.

DAILY	ELEVATORS

1.	Wipe down and polish all metal and wooden surfaces.
2.	Vacuum carpet.
3.	Spot clean carpet.
4.	Clean/vacuum elevator door trackways.
5.	Spot clean all doors and frames.

© All rights reserved — Alexandria Real Estate Equities 2001

CONFIDENTIAL — DO NOT COPY OR DISTRIBUTE

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6.	Dust and clean entire interior and exterior of cabs including saddles.

DAILY	RESTROOMS

1.	Clean, sanitize and polish all vitreous fixtures including toilet bowls, urinals and hand basins.
2.	Clean and sanitize all flush rings, drain and overflow outlets.
3.	Clean and polish all chrome fittings.
4.	Clean and sanitize toilet seats (both sides).
5.	Clean and polish all glass mirrors.
6.	Empty all containers and disposal, insert replacement liners (includes sanitary container).
7.	Wash and sanitize exterior of all containers (includes sanitary container).
8.	Scrub floor area with germicidal solution
9.	Spot clean metal partitions.
10.	Remove spots, stains, splashes from wall area adjacent to hand basins.
11.

Refill all dispensers to normal limits — napkin, soap, tissue, paper towels, seat holders, cups. Supplies to be furnished by owner. Paper towels must be filled to capacity each evening in proper alignment so as to allow for proper disbursement.

12.	Remove fingerprints from doors, frames, light switches, kick and push plates, handles.
13.	Check operation of soap and napkin dispensers.
14.	Clean janitor’s closet walls, floor and sink.

DAILY	AUTOCLAVE ROOMS

1.	Scrub floor area with germicidal solution
2.	Remove spots, stains, splashes from wall area
3.	Clean counter tops and sinks.
4.	Remove fingerprints from doors, frames, light switches, kick and push plates, handles.
5.	Dust surfaces up to 70” high.
6.	Clean and polish chrome on glass-washer
7.	Empty wastebaskets, recycle bins and other refuse such as cardboard boxes, which cleaners will flatten and transport to designated areas and provide replacement.

DAILY	FLOORS — RESILIENT. VINYL TILE AND/OR HARD

1.	Dust mop or sweep.
2.	Damp mop only with cool, fresh water.
3.	Sanitize.
4.	Remove all spills, smears, etc., that do not come off in sweeping & mopping.

DAILY	FLOORS — CARPET

1.	Vacuum all rugs and carpet areas including open areas. Remove any gum, staple, paper clip, and tar.
2.	Spot clean stains with carpet stain remover as per manufacturer specifications.

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3.	Clean weather mats with a vacuum and damp wipe vinyl edges to remove all dust when mats are out for inclement weather.

DAILY	GENERAL

1.	Leave notice on any observed regularities in daily log book (i. e. defective plumbing, unlocked doors, lights left on, inventory requirements, rest room supplies).
2.	Turn off lights except those to be left on. Close blinds and LOCK ALL DOORS.
3.	Report evacuation of building to appropriate owner’s personnel.
4.	Notify designated owner’s personnel or any emergency or security situation.
5.	Complete “Security log” in accordance with owner’s procedure. Note: Tenant hallway doors are to remain LOCKED during cleaning.
6.	Wet mop all stairwells, landings and handrails.

WEEKLY	COMMON AREAS, PRIVATE OFFICES, CONFERENCE ROOMS, LOBBY

1.	Dust all furniture including desks, chairs and tables.
2.	Dust all exposed filing cabinets, bookcases and shelves.
3.	Dust all telephones.
4.	Low dust all horizontal surfaces to hand height (70”) including shelves, moldings and ledges.
5.	High dust above hand heights all horizontal surfaces, including shelves, moldings and ledges.
6.	Remove spots, stains, marks to hand height (70”).
7.	Clean all common area HVAC diffusers as needed.
8.	Clean all public telephone stands.
9.	Spray buff open areas including kneeholes of desks.

WEEKLY	RESTROOMS

1.	Dust metal partitions.
2.	Low dust all horizontal surfaces to hand height including sills, shelves, moldings, frames, ledges, ducts and heating outlets, etc.
3.	High dust above hand heights all horizontal surfaces, including shelves, moldings and ledges.
4.	Dust all furniture including tables, chairs, etc.
5.	Clean and disinfect floor drains and polish chrome.

WEEKLY	AUTOCLAVE ROOMS

1.	Dust metal partitions.
2.	Low dust all horizontal surfaces to hand height including sills, shelves, moldings, frames, ledges, ducts and heating outlets, etc.
3.	High dust above hand heights all horizontal surfaces, including shelves, moldings and ledges.

WEEKLY	EATING AREA

1.	Low dust all horizontal surfaces to hand height including sills, shelves, moldings, frames, ledges, ducts and heating outlets, etc.

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2.	High dust above hand heights all horizontal surfaces, including shelves, moldings, ledges, pipes, ducts, heating outlets, etc.
3.	Clean interior and exterior of all toaster ovens in common area kitchen areas.

WEEKLY	FLOORS — RESILIENT. VINYL TILE AND/OR HARD

1.	Burnish and restore vinyl tile flooring in common area and kitchen area.

WEEKLY	FLOORS — CARPET

1.	Sweep loading dock/tenant mailbox area and any adjacent corridor.

WEEKLY	GENERAL

1.	Customer service visit/walkthrough.

MONTHLY	COMMON AREAS, PRIVATE OFFICES, CONFERENCE ROOMS, LOBBY

1.	Clean and polish bright metal to hand height.
2.	Remove dust and cobwebs from ceiling tiles.
3.	Vacuum diffuser outlets in ceiling.
4.	Hand dust wood paneling.
5.	Wash vinyl and metal kick plates on doors.
6.	Wet mop all stairwells, landings, and handrails.

MONTHLY	RESTROOMS

1.	Wash and sanitize metal partitions.
2.	Damp wipe lavatory tile walls (sanitize).
3.	Vacuum diffuser outlets in ceiling and walls.

MONTHLY	AUTOCLAVE ROOMS

1.	Vacuum diffuser outlets in ceiling and walls.

MONTHLY	EATING AREA

1.	Clean interior of refrigerators in common area kitchen areas.

MONTHLY	FLOORS — RESILIENT. VINYL TILE AND/OR HARD

1.	Machine scrub bathroom floors.
2.	High dust lights, walls and grills.

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EVERY SIX WEEKS	FLOORS — RESILIENT. VINYL TILE AND/OR HARD
Scrub, refinish and maintain private offices.

QUARTERLY

A schedule specifying the approximate dates for the following regular quarterly items is to be provided by the Contractor. The purpose of this schedule is to provide a specific time frame for these tasks to be performed so that adherence to the contract specifications is assured.

QUARTERLY	COMMON AREAS, PRIVATE OFFICES, CONFERENCE ROOMS, LOBBY

1.	Clean and sanitize telephones.
2.	Clean entire interior glass in partitions and doors.
3.	Dust Venetian blinds.
4.	Dry-clean area adjacent to diffuser outlet.
5.	Clean metal of hi-hat light fixtures.
6.	High dust all horizontal and vertical surfaces not reached in night cleaning such as pipes, light fixtures, door frames, etc.
7.	Dust all picture frames, charts and similar hangings that are not dusted during regular nightly cleaning.

QUARTERLY	RESTROOMS

1.	Wash and sanitize exterior of lockers.
2.	Dry-clean adjacent to diffuser outlet.
3.	Power steam joints and floors.
4.	Power steam floor and joints in janitor closets.

QUARTERLY	AUTOCLAVE ROOMS

1.	Dry-clean adjacent to diffuser outlet.
2.	Power steam joints and floors.

QUARTERLY	EATING AREAS

1.	Clean entire interior glass in partitions and doors.
2.	Power steam café floors and joints.

QUARTERLY	FLOORS — RESILIENT. VINYL TILE AND/OR HARD

1.	Scrub, refinish and maintain common area.
2.	Machine scrub floors.

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SEMI ANNUALLY

A schedule specifying the approximate dates for the following regular quarterly items is to be provided by the Contractor. The purpose of this schedule is to provide a specific time frame for these tasks to be performed so that adherence to the contract specifications is assured.

SEMI ANNUALLY	COMMON AREAS, PRIVATE OFFICES, CONFERENCE ROOMS, LOBBY, FITNESS AREA, AUTOCLAVE ROOMS

Wash all wastebaskets.

RESTROOMS

1.	Hand dust, clean and wash all the tile walls as often as necessary but not less than semi-annually.
2.	Wash restroom lighting fixtures.

ANNUALLY

A schedule specifying the approximate dates for the following regular quarterly items is to be provided by the Contractor. The purpose of this schedule is to provide a specific time frame for these tasks to be performed so that adherence to the contract specifications is assured.

1,	Wash all exterior light fixtures including reflectors, globes, diffusers, and trim.
2.	Wash all unpainted surfaces.
3.	Strip and refinish all vinyl flooring, applying one (1) coat of sealer and three (3) coats of floor finish.
4.	Shampoo carpets.

DESCRIPTION OF SERVICES FOR COMMON AREA CARPET MAINTENANCE PROGRAM

DAILY	Spot clean all affected areas (tenant areas included).

GENERAL
1.	Tenant shall provide in advance an annual schedule of dates, which indicates monthly, quarterly, and semi-annual service to be performed.
2.	Tenant shall provide a Task Schedule, which lists the services and area of service as well as providing the frequency.
3.	Plastic liners, C fold towels; the owner will supply along with toilet paper, napkins and tampons.
4.	Provide supervisory personnel on site during all hours that services are provided and said supervisor shall perform the security check and complete the security check list form.
5.	Services shall be provided during the non-business hours or at hours directed by the owner. Cleaning services not to begin prior to 6:00 PM.
6.

All employees of Tenant or its agent providing services shall be required to have photo ID’s in plain sight at all times. All employees shall be required to be in uniform of which shall be deemed appropriate by the owners (company shirt or smocks.

7.	All equipment and supplies shall be provided by Tenant.
8.	All equipment shall be maintained to provide satisfactory performance.

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9.	All carts, etc., shall be equipped with wheels and bumpers to insure no damage to floors and walls. All carts to be approved by owner.
10.	Window washing of the exterior/interior building wall is excluded.
11.	Report any broken or damaged plumbing service.
12.	Use only service or freight elevator, a single passenger elevator will be protected by wall pads and masonite to be provided by the owner.
13.	Cleaners will not stage or gather in common area lobbies. A designated start-up waiting, staging area will be described by the owner.
14.	Keep all exterior doors, locked when taking trash to exterior containers.
15.	It is the intent of this Lease that Tenant will, and Tenant agrees to, keep the facility properly cleaned and presentable at all times in keeping with the standards of a first class office facility.
16.	Empty mop buckets nightly.
17.	When cleaning tenant areas, entrance doors must be kept locked.
18.	Training for Lab Safety/Blood Borne Pathogens will be required for all employees of Contractor working on the premises. Training documentation will be supplied by Tenant to owner on an annual basis.

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11 Hurley Street, Cambridge, MA/Editas Medicine, Inc.

EXHIBIT J

ENVIRONMENTAL REPORTS

Facility Decommissioning Report, dated October 16, 2014, prepared by Triumvirate Environmental, Inc.

Phase I Environmental Site Assessment, dated January 2015, prepared by Woodard & Curran

Phase I Environmental Site Assessment, dated January 2015, prepared by Woodard & Curran (text and figures only)

Review of Decommissioning Report, dated November 5, 2014, prepared by Environmental Health & Engineering

Correspondence and Attachments re UST Removal dated November 1, 1994, prepared by The Richmond Group

Invoices and Backup Documentation re UST Removal dated August-December 1994, prepared by The Richmond Group

Letter re authorization of removal of UST dated July 22, 1994, prepared by The Richmond Group

Bio Waster Tracking Forms dated 2014 prepared by OPK Biotech, LLC

Wastewater System Assessment, dated December 15, 2014, prepared by Triumvirate Environmental, Inc.

Phase 1 Environmental Site Assessment, dated August 2015, prepared by Ramboll Environ

Asbestos Abatement Project Monitoring Report dated January 6, 2016 and Summary of Asbestos Abatement Activities dated January 8, 2016 prepared by TRC Environmental

© All rights reserved — Alexandria Real Estate Equities 2001

CONFIDENTIAL — DO NOT COPY OR DISTRIBUTE

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